EXHIBIT 99.1

Statement Under Oath of Principal Executive Officer and Principal Financial Officer Regarding Facts and
Circumstances Relating to Exchange Act Filings

I, Charles W. Ergen, state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of EchoStar Communications Corporation (“EchoStar”), and, except as corrected or supplemented in a subsequent covered report:
•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with EchoStar’s audit committee.

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	2001 Annual Report on Form 10-K of EchoStar filed with the Commission;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of EchoStar filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

/s/ Charles W. Ergen Charles W. Ergen Chairman and Chief Executive Officer July 12, 2002

Subscribed and sworn to
before me this 12th day of
July 2002.

/s/ Joseph J. Nolly Notary Public My Commission Expires: March 22, 2005